Exhibit 10.85
TRANSITION SERVICES AGREEMENT
This TRANSITION SERVICES AGREEMENT (this “Agreement”) is made and entered into as of the 27th day of January, 2015, by and between Covidien LP, a Delaware limited partnership (“Seller”), and The Spectranetics Corporation, a Delaware corporation (“Purchaser” and, together with Seller, each a “Party” and collectively, the “Parties”).
RECITALS
WHEREAS, pursuant to that certain Asset Purchase Agreement (the “Purchase Agreement”), dated as of October 31, 2014, by and between Seller and Purchaser, Purchaser has acquired from Seller the Purchased Assets and assumed from Seller the Assumed Liabilities;
WHEREAS, as contemplated by the Purchase Agreement, on the terms and subject to the conditions set forth herein, Seller shall provide to or procure for Purchaser certain transition services following the Closing; and
WHEREAS, this Agreement is entered into, among other things, pursuant to the proposed Decision and Order, which is designed to resolve the competitive concerns the FTC identified with the Acquisition, as described in the Complaint.
NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, and agreements that are to be made and performed by the Parties hereto and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:
ARTICLE I
DEFINITIONS; INTERPRETATION

1.1    Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement, as it may be amended from time to time in accordance with the terms thereof, and the following terms shall have the meanings set forth below:
“Agreement” has the meaning set forth in the Preamble.
“Authorized Third Parties” has the meaning set forth in Section 2.4.
“Confidential Information” means: (A) in respect of Information provided in documentary form or by way of a model or in other tangible or intangible form, Information which at the time of disclosure to the Receiving Party is marked, or otherwise designated, to show expressly or by implication that it is imparted or disclosed in confidence; (B) in respect of Information that is imparted or disclosed orally or by demonstration or presentation, any Information that the Receiving Party has been expressly informed by the Disclosing Party at the time of disclosure to have been imparted or disclosed in confidence; (C) in respect of

Information imparted or disclosed orally or by demonstration or presentation, any note or record of the disclosure; (D) other Information for which it should be reasonably apparent to the Receiving Party from the face or presentation of such Information that such Information should be treated confidentially; (E) any copy of any of the foregoing; and (F) the existence of the discussion or negotiations as contemplated herein or of the possibility of the transactions contemplated hereby.
“Disclosing Party” has the meaning set forth in Section 4.1(a).
“Force Majeure” has the meaning set forth in Section 7.15.
“Information” means (A) with respect to that disclosed by Seller, information relating to the Services provided pursuant to this Agreement, by or on behalf of Seller, to Purchaser, in oral or documentary form or by way of models or other tangible or intangible form or by demonstrations or presentations; and (B) with respect to that disclosed by Purchaser, information relating to Purchaser’s utilization or receipt of Services provided pursuant to this Agreement, by or on behalf of Purchaser, to Seller, in oral or documentary form or by way of models or other tangible or intangible form or by demonstrations or presentations, including the Purchaser Data.
“Party” and “Parties” have the meanings set forth in the Preamble.
“Permitted Disclosees” has the meaning set forth in Section 4.1(c).
“Proper Use” means: (A) with respect to Purchaser, the use of Seller’s Confidential Information for the purpose of conducting the Business (as defined in the Purchase Agreement) in connection with the Services; and (B) with respect to Seller, the use of Purchaser’s Confidential Information for the purpose of providing the Services.
“Purchase Agreement” has the meaning set forth in the Recitals.
“Purchaser” has the meaning set forth in the Preamble.
“Purchaser Data” means electronic data of Purchaser processed by, stored in, or accessible electronically via the servers or applications which are the subject of the Services.
“Receiving Party” has the meaning set forth in Section 4.1.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Seller” has the meaning set forth in the Preamble.
“Service Coordinator” has the meaning set forth in Section 2.2.
“Service Period” has the meaning set forth in Section 6.1.
“Services” has the meaning set forth in Section 2.1(a).

“Services Schedule” has the meaning set forth in Section 2.1(a).
“Transition Period” has the meaning set forth in Section 2.1(a).
1.2    Interpretation.
(a)    The headings contained in this Agreement and any Exhibit or Schedule are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.
(b)    The words “hereof,” “hereby,” “hereto,” “hereunder,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.
(c)    Whenever the words “include,” “includes,” “including” or “among other things” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” unless otherwise specified.
(d)    Unless the context clearly requires otherwise, “or” shall be inclusive and not exclusive.
(e)    References to a Person are also to its successors and permitted assigns.
(f)    All references herein to “days” shall mean calendar days, unless otherwise indicated.
(g)    All references to “dollars” and “$” are to the currency of the United States of America.
ARTICLE II
TRANSITION SERVICES

2.1    Services.
(h)    Subject to the terms and conditions of this Agreement, Seller shall provide, and, as applicable, cause its Affiliates, representatives and Authorized Third Parties (as defined below) to provide, to Purchaser the transition services described on Schedule 2.1 attached hereto (the “Services Schedule”), and such modified or additional services as may be agreed upon by the Parties from time to time and set forth in written amendments to this Agreement (collectively, the “Services”), for the period from the Closing Date until the termination or expiration of this Agreement pursuant to Article VI below (the “Transition Period”). Seller shall provide the Services or shall cause the Services to be provided to Purchaser in substantially the same manner as Seller generally provides such services or similar services to itself and its Affiliates.
(i)    Seller shall, and as applicable, shall cause its Affiliates, representatives and Authorized Third Parties to, (i) comply in all material respects with applicable Laws relating to the performance of the Services and (ii) observe and comply in all material respects with any reasonable confidentiality, security, privacy or other policies of Purchaser relating to the performance of the Services which have been provided to Seller reasonably in advance.
(j)    To the extent permitted by Law and the applicable license or contract, Seller agrees to pass through to Purchaser any rights Seller may have with respect to Authorized Third Parties in connection with any failure by such Authorized Third Parties to comply in all material respects with applicable Laws relating to the performance of the Services or to observe and comply in all material respects with any reasonable confidentiality, security, privacy or other policies of Seller or Purchaser relating to the performance of the Services.
2.2    Service Coordinators. Each of Seller and Purchaser shall nominate a representative to act as the primary contact person with respect to the provision of the Services (each such person, a “Service Coordinator”). The Service Coordinators shall be managerial-level employees of Purchaser and Seller, as applicable. The names of the initial Service Coordinators, and each of their respective phone numbers, facsimile numbers and email addresses, are set forth on Schedule 2.2 attached hereto. Each of Seller and Purchaser may, in its sole discretion, change its Service Coordinator from time to time by providing written notice to the other Party of such change and the relevant contact information for the new Service Coordinator at least three (3) Business Days prior to such change taking effect. Unless Seller and Purchaser otherwise agree in writing, all communications relating to this Agreement or to the Services shall be directed to the Service Coordinators in accordance with Section 7.2 hereof.
2.3    Access and Cooperation. Purchaser shall, and shall cause its applicable Affiliates to, make available on a timely basis to Seller, its Affiliates and each Authorized Third Party such Information, cooperation and assistance reasonably requested by Seller, its Affiliates or such Authorized Third Party to enable Seller, its Affiliates or such Authorized Third Party to provide the Services. Purchaser shall, and shall cause its applicable Affiliates to, provide to Seller, its Affiliates or the Authorized Third Party reasonable access to the premises of Purchaser and such Affiliates and the systems, software and networks located therein, to the extent necessary for the purpose of providing the Services. Seller shall ensure that it, its Affiliates and each other Authorized Third Party complies in all material respects with applicable Law and Purchaser’s security and other policies and procedures, as may be provided to Seller by Purchaser in writing from time to time.
2.4    Subcontractors. Seller may subcontract any of its obligations under this Agreement to third-party service providers which have been approved by Purchaser (“Authorized Third Parties”), which approval shall not be unreasonably withheld, conditioned or delayed; provided that (i) the Services shall continue to be supplied in accordance with the provisions of this Agreement; (ii) Seller shall cause each such Authorized Third Party to be subject to the confidentiality obligations of Article IV; and (iii) Seller shall remain primarily liable for the provision of the Services to the extent that it is so liable under the terms and conditions of this Agreement. The Authorized Third Parties include those parties so identified in Schedule 2.4.
2.5    Consents. Purchaser and Seller shall use commercially reasonable efforts to obtain, at Purchaser’s sole cost and expense, all licenses, approvals and consents of any third party required by Seller or its Affiliates to provide the Services; provided that to the extent any such license, approval or consent is not obtained, Purchaser and Seller shall cooperate with each other, upon written request of Purchaser, in endeavoring to obtain for Purchaser, at no cost to Seller, an arrangement with respect thereto to provide the Services. Notwithstanding anything to the contrary in this Agreement, Seller shall not be obligated to provide, or cause to be provided, any Service or make available, or cause to be made available, to Purchaser the benefit of any third-party license or contract to the extent that such an action would violate the terms of Seller’s or its Affiliate’s license or contract with any third party, require Seller or its Affiliates to commence any litigation or offer or grant any accommodation (financial or otherwise) to any third party to obtain any such license, approval or consent, or that would otherwise require the payment by Seller or its Affiliates of additional fees or other consideration not reimbursed by Purchaser hereunder.
2.6    Compliance by Seller’s Personnel. Seller shall use its commercially reasonable efforts to ensure that any Persons engaged in providing the Services on behalf of Seller (the “Personnel”) (i) comply with all of Purchaser’s reasonable and lawful requests, directions or regulations made known to Seller in relation to the safety and security of Purchaser’s premises, property or personnel and (ii) at all times while on Purchaser’s premises, maintain standards of conduct, efficiency, punctuality and attire that comply with Purchaser’s reasonable and lawful requests that are made known to Seller.

ARTICLE III
FEES AND EXPENSES

3.1    Fees and Expenses. The fees and expenses for each of the Services to be provided hereunder are set forth in the Services Schedule.
3.2    Billing and Payment; No Set-off. Amounts payable in respect of Services under this Agreement shall be invoiced to Purchaser monthly in arrears and paid to Seller, as directed by Seller, which amounts shall be due within thirty (30) days after the date of invoice. All amounts due and payable hereunder shall be invoiced and, except as set forth in the Services Schedule, paid in U.S. dollars without offset, set-off, deduction or counterclaim, however arising.
3.3    Additional Costs. Purchaser shall reimburse Seller for Seller’s and its Affiliates’ reasonable and documented additional costs incurred in connection with the provision of the Services that have been approved by Purchaser in writing prior to the incurrence of such costs, which approval shall not be unreasonably withheld, conditioned or delayed.

3.4    Late Payments. Purchaser shall pay a late payment charge equal to two percent (2%) per month on all amounts due hereunder by Purchaser but not received by Seller on or before the due date.
3.5    Taxes. The fees and expenses to be paid for the Services provided pursuant to this Agreement are exclusive of taxes. Upon notice from Seller of the amount of any tax required to be paid in connection with the provision of the Services, Purchaser shall pay such taxes to Seller for remittance to the applicable taxing authorities. Seller shall promptly furnish to Purchaser such evidence as may be required by the applicable taxing authorities to establish that any such tax has been paid by Seller to assist in obtaining any tax credits for the amounts withheld from payments pursuant to this Agreement.
ARTICLE IV
CONFIDENTIALITY

4.1    Confidentiality. Each Party (the “Receiving Party”) agrees that, from the date of this Agreement until the [●] anniversary of the date hereof, it shall, and shall cause its Affiliates and representatives to:
(a)    take reasonable measures to maintain the confidentiality of all Confidential Information of the other Party (the “Disclosing Party”);
(b)    use such Confidential Information only for the Proper Use;
(c)    permit access to such Confidential Information only to such of its directors, officers, employees and advisors having a need to know such Confidential Information (“Permitted Disclosees”), provided, that the Receiving Party shall inform each of those Permitted Disclosees of the confidential nature of such Confidential Information and instruct them to comply with the obligations of the Receiving Party in respect thereof, and the Receiving Party shall be responsible for any breach of this Section 4.1 by any of its Permitted Disclosees;
(d)    make copies of the Confidential Information of the Disclosing Party only to the extent that the same are reasonably required for the Proper Use;
(e)    treat all Confidential Information of the Disclosing Party with the degree of care to avoid disclosure to any third party as is used with respect to the Receiving Party’s own information of like importance which is to be kept confidential; and
(f)    promptly return all Confidential Information of the Disclosing Party to the Disclosing Party upon its written request or (at the Disclosing Party’s option) destroy all such Confidential Information and provide to the Disclosing Party a certificate of such destruction signed by a duly authorized officer of the Receiving Party.
4.2    No Release. Where any Confidential Information of the Disclosing Party is the subject of any national or governmental security regulations, the Receiving Party shall, and hereby undertakes to, take such measures as may be required by such regulations to protect such Confidential Information. Without prejudice to any obligations imposed on and assumed by the Receiving Party under any national or governmental security regulations, the obligations of confidentiality herein shall not apply to any Information which the Receiving Party by its written records can show:
(a)    was in the possession of the Receiving Party before such Information was imparted or disclosed by the Disclosing Party;
(b)    is independently developed by any representative, agent or employee of the Receiving Party without access to or use or knowledge of the Information;
(c)    is in or subsequently comes into the public domain other than by breach by the Receiving Party of its obligations hereunder;
(d)    is received by the Receiving Party without restriction on disclosure or use from a third party which the Receiving Party reasonably believes is entitled to make such disclosure;
(e)    is approved for release by the written agreement of the Disclosing Party; or
(f)    is required to be disclosed by Law or the rules of any Governmental Authority, provided, that, if the Receiving Party is to make such disclosure, it shall give the Disclosing Party as much prior notice thereof as is reasonably practicable so that the Disclosing Party may seek such protective orders or other confidentiality protection as the Disclosing Party, in its sole discretion, may elect, and the Receiving Party shall reasonably cooperate with the Disclosing Party in protecting the confidential or proprietary nature of such Confidential Information which is to be so disclosed.
ARTICLE V
NO WARRANTY; LIMITATION OF LIABILITY; INDEMNIFICATION

5.1    No Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE SERVICES TO BE PURCHASED UNDER THIS AGREEMENT ARE PROVIDED AS IS, WHERE IS, WITH ALL FAULTS, AND WITHOUT WARRANTY OR CONDITION OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, NON-INFRINGEMENT OR ANY OTHER WARRANTY WHATSOEVER.
5.2    Limitation of Liability. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY:
(a)    THE MAXIMUM LIABILITY OF SELLER AND ITS AFFILIATES (AND THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES) TO, AND THE SOLE REMEDY OF, PURCHASER AND ITS

AFFILIATES (AND THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS, VENDORS AND EMPLOYEES) WITH RESPECT TO ANY AND ALL CLAIMS ARISING IN CONNECTION WITH THE PROVISION OF THE SERVICES BY SELLER, ANY OF ITS AFFILIATES OR ANY AUTHORIZED THIRD PARTY, REGARDLESS OF THE THEORY UPON WHICH THE LIABILITY IS PREMISED, SHALL NOT EXCEED THE LESSER OF (A) $[●] AND (B) THE AGGREGATE AMOUNT OF FEES RECEIVED BY SELLER WITH RESPECT TO THE PROVISION OF ALL SERVICES UNDER THIS AGREEMENT;
(b)    IN NO EVENT SHALL SELLER OR ITS AFFILIATES (OR THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS OR EMPLOYEES) BE LIABLE TO PURCHASER OR ITS AFFILIATES (OR THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS OR EMPLOYEES) FOR INCIDENTAL, CONSEQUENTIAL, PUNITIVE, SPECIAL OR INDIRECT DAMAGES IN CONNECTION WITH THIS AGREEMENT OR THE PERFORMANCE OF THE SERVICES, EVEN IF SELLER OR ITS AFFILIATES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND PURCHASER HEREBY WAIVES ON BEHALF OF ITSELF, ITS AFFILIATES, DIRECTORS, OFFICERS, AGENTS OR EMPLOYEES ANY CLAIM FOR SUCH DAMAGES INCLUDING ANY CLAIM FOR PROPERTY DAMAGE OR LOST PROFITS, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE; AND
(c)    EXCEPT TO THE EXTENT SET FORTH IN SECTION 2.4, IN NO EVENT SHALL SELLER OR ITS AFFILIATES BE LIABLE FOR THE ACTS OR OMISSIONS OF ANY AUTHORIZED THIRD PARTY.
5.3    Indemnification.
(a)    Seller shall indemnify and hold harmless Purchaser and its Affiliates (and their respective directors, officers, agents and employees) from and against any Losses arising out of, relating to or in connection with, any action or omission by Seller in providing the Services hereunder arising out of or resulting from Seller’s gross negligence, fraud or willful misconduct in connection with the Services.
(b)    Purchaser shall indemnify and hold harmless Seller and its Affiliates (and their respective directors, officers, agents and employees) from and against any Losses arising out of, relating to or in connection with the provision of Services under this Agreement, except to the extent any such Loss arises from Seller’s gross negligence, fraud or willful misconduct in connection with the Services.
ARTICLE VI
TERM AND TERMINATION

6.1    Term. Unless earlier terminated pursuant to Section 6.2(b), with respect to each Service (or any portion thereof), the term of this Agreement as it relates thereto will be for a period beginning on the Closing Date and continuing until the earlier of: (a) [●] months from the Closing Date; (b) the termination date as set forth in the Services Schedule with respect to such Service, if any; or (c) termination by Purchaser of such Service pursuant to Section 6.2(a); provided, however, that, if Seller’s material breach of this Agreement in respect of providing the Services set forth in Section 2 (Clinical Affairs Services), Section 5 (Quality Affairs Services), Section 6 (Regulatory Affairs Services) or Section 8 (Research and Development Services) of the Services Schedule causes a material delay in Purchaser’s receipt from the FDA of pre-market approval of the DCB Product (as such pre-market approval was being sought by Seller on the date hereof), the termination date for any such Service affected by such material breach may be extended at the reasonable request of Purchaser until the earlier of (i) such time as such pre-market approval shall have been obtained (or is no longer reasonably expected to be obtained) and (ii) two (2) years following the termination date as set forth in the Services Schedule with respect to such Service. For purposes of this Agreement, the term “Service Period” shall mean, with respect to any particular Service, the period between the Closing Date and the effective date of termination of such Service pursuant to the terms of this Article VI.
6.2    Termination.
(c)    Any of the Services, or any portion thereof, may be terminated by Purchaser, in its sole discretion, at any time by furnishing thirty (30) calendar days’ prior written notice to Seller of Purchaser’s intention to terminate the applicable Service, which written notice shall specify (i) the Service (or portion thereof) being terminated and (ii) the date on which such Service (or portion thereof) shall be terminated; provided, however, that Purchaser shall be responsible for the payment of any and all charges and fees owed to Seller under this Agreement for such Service rendered prior to the later of (A) the effective date of termination of such Service and (B) in the event that Seller is contractually or legally required to incur expenses related to such Service beyond the effective date of termination, the date that Seller is no longer contractually or legally required to incur such expenses; provided that Seller shall have delivered written notice to Purchaser of its good faith estimate of any such expenses within ten (10) business days of its receipt of Purchaser’s notice of termination, which such notice of termination Purchaser may rescind within ten (10) business days of its receipt of Seller’s notice of such expenses.
(d)    Either Seller or Purchaser may terminate this Agreement upon written notice thereof to the other Party pursuant to Section 7.15. Either Seller or Purchaser, with respect to (i) below, or Seller, with respect to (ii) below, may immediately terminate this Agreement by written notice to the other Party upon the occurrence of any of the following events:
(i)    the other Party (A) becomes insolvent, (B) makes an assignment for the benefit of creditors, (C) files or has filed against it any petition under a bankruptcy Law or any other Law for relief as a debtor (or similar Law in purpose or effect) or (D) enters into liquidation or dissolution proceedings;
(ii)    any amount or fee due under this Agreement remains unpaid by Purchaser for a period of more than fifteen (15) calendar days following

Purchaser’s receipt of a notice of delinquency; provided, however, that Seller may only terminate this Agreement pursuant to this Section 6.2(b)(iii) in the event Purchaser’s past due payment obligations under this Agreement exceed $100,000.
6.3    Post-Termination Cooperation. Upon termination of any particular Service pursuant to this Article VI (other than termination pursuant to Section 6.2(b) by Seller), Seller shall use commercially reasonable efforts to provide such cooperation and assistance as is requested by Purchaser and necessary to enable the successful transition of the functions previously served by the terminated Service from Seller to Purchaser. Purchaser shall reimburse Seller for all reasonable expenses incurred by Seller to provide such requested cooperation and assistance.
6.4    Effect of Termination. Without prejudice to the survival of other agreements of the Parties, the right of Seller to receive the applicable payments for fees, if any, for the Services rendered under this Agreement shall survive the termination or expiration, in whole or in part, of this Agreement. In addition, Article III, Article IV, Article V, Article VII, Section 6.3 and this Section 6.4 shall survive the termination or expiration of this Agreement.
ARTICLE VII
MISCELLANEOUS

7.1    Waiver. Either Party may (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant to this Agreement or (c) waive compliance by the other Party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
7.2    Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and deemed to have been duly given (i) five (5) Business Days following deposit in the mails if sent by registered or certified mail, postage prepaid, (ii) when sent, if sent by facsimile transmission and if receipt thereof is confirmed by machine generated receipt, (iii) when delivered, if delivered personally to the intended recipient and (iv) one Business Day following deposit with a nationally recognized overnight courier service, in each case addressed as follows:
If to Seller:
Covidien
3033 Campus Drive
Plymouth, Minnesota 55441
Attn:     VP of Business Development

with a copy (which shall not constitute notice) to:
Covidien
Vascular Therapies
3033 Campus Drive
Plymouth, Minnesota 55441
Attn:     Legal Department

and

Medtronic, Inc.
710 Medtronic Parkway
Minneapolis, MN 55432
Attn: General Counsel
Facsimile: (763) 572-5459

and

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attn:    Victor I. Lewkow
    Matthew P. Salerno
Facsimile: (212) 225-3999
If to Purchaser:
The Spectranetics Corporation
9965 Federal Drive
Colorado Springs, CO 80921
Attn:    General Counsel
Facsimile: (719) 447-2022

with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019-7475
Attn: Minh Van Ngo
Facsimile: (212) 474-3700
7.3    Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any term or other provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid, illegal or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity, illegality or unenforceability, nor shall such invalidity, illegality or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
7.4    Entire Agreement. This Agreement, together with the Purchase Agreement, the other Ancillary Agreements and the Confidentiality Agreement, contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to the subject matter hereof.
7.5    Assignment. Except as explicitly provided herein, neither Party may directly or indirectly transfer any of its rights or delegate any of its obligations hereunder without the prior written consent of the other Party; provided, however; that Purchaser shall be entitled to assign (without the consent of Seller) any or all of its rights or obligations under this Agreement to a Person that acquires all or substantially all of the DCB Business from Purchaser so long as Purchaser nonetheless remains fully responsible for the performance of all of its obligations hereunder. Any purported transfer or delegation in violation of this Section 7.5 shall be null and void.
7.6    No Third-Party Beneficiaries. Except for the rights granted under Section 5.3, this Agreement is for the sole benefit of the Parties and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
7.7    Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by the Parties.
7.8    Disputes. In the event of any controversy or dispute arising out of or relating to this Agreement, the Service Coordinators shall in good faith attempt to resolve such dispute. If after 20 days the Parties have not reached an agreement with respect to such dispute, either Party may file a claim against the other Party pursuant to Section 7.9 below.
7.9    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.
(a)    This Agreement, the rights of the Parties and all Proceedings arising in whole or in part under or in connection herewith shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to any conflicts of law principles of such state that might apply the law of another jurisdiction.
(b)    With respect to any Proceeding relating to this Agreement, each Party irrevocably (i) agrees and consents to be subject to the exclusive jurisdiction of the United States District Court for the District of Delaware or any Delaware State court sitting in the City of Wilmington and (ii) waives any objection which it may have at any time to the laying of venue of any Proceeding brought in any such court, waives any claim that such Proceeding has been brought in an inconvenient forum and further waives the right to object, with respect to such Proceeding, that such court does not have any jurisdiction over such Party. The foregoing consent to jurisdiction shall not constitute general consent to service of process in the State of Delaware for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective Parties to this Agreement. Each of Seller and Purchaser irrevocably agrees that service of any process, summons, notice or document by United States registered mail to such Party’s address set forth above shall be effective service of process for any Proceeding in Delaware with respect to any matters for which it has submitted to jurisdiction pursuant to this Section 7.9(b). Notwithstanding the foregoing, a Party may commence any Proceeding in any court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by any of the above-named courts.
(c)    EACH OF PURCHASER AND SELLER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION AS BETWEEN THE PARTIES DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE PURCHASE AGREEMENT OR ANY OTHER ANCILLARY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR DISPUTES RELATING HERETO OR THERETO. EACH OF PURCHASER AND SELLER (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE PURCHASE AGREEMENT AND THE OTHER ANCILLARY AGREEMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.9(c)
7.10    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party (including by facsimile or pdf attachment), it being understood that all Parties need not sign the same counterpart.
7.11    No Presumption. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any provisions of this Agreement.
7.12    Relationship of the Parties. It is expressly understood and agreed that in rendering the Services hereunder, each of the Parties is acting as an independent contractor and that this Agreement does not make the providing Party an employee, agent or other representative of the other Party for any purpose whatsoever. Neither Party has the right or authority to enter into any contract, warranty, guarantee or other undertaking in the name or for the account of the other Party, or to assume or create any obligation or liability of any kind, express or implied, on behalf of the other Party, or to bind the other Party in any manner whatsoever, or to hold itself out as having any right, power or authority to create any such obligation or liability on behalf of the other Party or to bind the other Party in any manner whatsoever (except as to any actions taken by a Party at the express written request and direction of the other Party). No employee, contractor or subcontractor of either Party shall be deemed to be an employee, contractor or subcontractor of the other Party, it being fully understood and agreed that no employee of either Party is entitled to benefits or compensation from the other Party. Each Party is wholly responsible for withholding and payment of all applicable national, state and local and other payroll taxes with respect to its own employees, including any contributions from them as required by Law.
7.13    Availability of Equitable Relief. The Parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with the terms hereof. Accordingly, prior to the termination of this Agreement pursuant to Article VI, in the event of any breach or threatened breach by a Party of its obligations under this Agreement prior to the Closing, the affected Party shall be entitled to equitable relief (including specific performance of the terms hereof) without prejudice to any other rights or remedies that may otherwise be available to such other Party.
7.14    Construction of Agreements. Notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the Purchase Agreement, the provisions of the Purchase Agreement shall control.
7.15    Force Majeure. Seller shall not be responsible to Purchaser under this Agreement for failure or delay in performing any obligations under this Agreement (other than obligations regarding payment of money or confidentiality) due to factors beyond its reasonable control, including, without limitation, war, terrorism, hostilities, sabotage, revolution, riot, civil commotion, national emergency, strikes, lock-outs, failure of supplies of power or fuel, mechanical or equipment failures, prohibitions against imports or exports of any product, impossibility of obtaining components or a force majeure affecting a supplier of components that results in a shortage of supply of components, epidemics, explosion, fire, flood, earthquake, force of nature, natural disaster or any other act of God, or any Law, proclamation, regulation, ordinance, embargo, or other act or order of any court or Governmental Authority, each to the extent the same are beyond the reasonable control of the affected Party (each such factor, a “Force Majeure”). Upon the occurrence of a Force Majeure, the Party failing or delaying performance shall use commercially reasonable efforts to promptly notify the other Party. Any Party subject to a Force Majeure shall resume performing its obligations under this Agreement as soon as reasonably practicable. Except as otherwise provided herein, if a Force Majeure occurs, the affected Party shall be excused from performing and the time for performance shall be extended as long as that Party is unable to perform as a result of the Force Majeure.

Notwithstanding the foregoing, if a Force Majeure continues, or is reasonably expected to continue, for a period of ninety (90) days or more, and such Force Majeure substantially impairs the affected Party’s performance of its obligations under this Agreement, the other Party shall have the right and option to terminate this Agreement upon written notice thereof to the affected Party.

[Signature page follows.]

IN WITNESS WHEREOF, Seller and Purchaser have caused this Transition Services Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COVIDIEN LP		THE SPECTRANETICS CORPORATION
By:	/s/ Matthew Nicolella	By:	/s/ Paul A. Gardon
	Name: Matthew Nicolella		Name: Paul A. Gardon
	Title: Vice President and Assistant Secretary		Title: Senior Vice President

[SIGNATURE PAGE TO THE TRANSITION SERVICES AGREEMENT]

SCHEDULE 2.1
TRANSITION SERVICES AND FEES

No.	Service	Service Period	Fee/ Consideration
1.
Information Technology Services
The IT Services shall consist of Services provided by Seller to Purchaser and its Affiliates related to the following:
• Transition of Seller’s IT information in a mutually agreed upon file format (the “Data Transfer Services”), such information to include all data related to the Transferred Employees and employees that become employed by Purchaser or its Affiliates (collectively, “Hired Employees”), including:
• Pay history, including base, bonus, long-term incentive, and any other pay components tracked in Seller’s IT systems
• Action/Reason Code associated with pay history data above
• Most recent year-end payroll summary
• Use of communication / IT systems for Hired Employees
• Transfer of Hired Employees’ mobile phones and phone numbers (including transfer of landline numbers) to Purchaser (subject to Purchaser making suitable arrangements with carriers, and noting that the phones will only work on the current carriers’ networks)
• Forwarding of current Seller e-mail addresses (including any aliases) to Purchaser-designated e-mail addresses for Hired Employees and provide access to email forwarding agreement
• Copy and transfer of data and information (i.e., email, data, hard drive files) residing on any Hired Employee hardware (e.g. laptops) to Purchaser’s employee hardware
• Order management with respect to DCB Products clinical trials
• Any hardware leases and software licenses related to the foregoing
Up to 12 months post-Closing
For any Services provided more than 6 months after the Closing Date, Purchaser and Seller shall agree to any fees or consideration in accordance with an hourly rate of $50 in respect of Seller’s employees

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2.
Clinical Affairs Services
The Clinical Affairs Services shall consist of Services for Purchaser and its Affiliates related to the following:
• Provision of assistance with respect to the Illumenate clinical trials of the DCB Products (the “Illumenate Trial Series”), including:
• To the extent Seller is currently utilizing a 3rd party Clinical Research Organization (“CRO”) as of Closing, transfer of CRO contractual relationship to Purchaser or to a 3rd party CRO selected by the Purchaser
• To the extent Seller is not utilizing a 3rd party CRO as of Closing, transfer of Seller’s clinical affairs activities to Purchaser or to a 3rd party CRO selected by the Purchaser
• Transfer of data systems, data management, and biostatistics for the Illumenate Trial Series to Purchaser or to a 3rd party CRO selected by the Purchaser
• Provide all clinical data and reports in paper and electronic form, including statistical plan and data and support services related thereto
• Transfer of clinical trial steering committee, clinical events committee and data safety monitoring board
• Transfer of clinical trial protocol sponsorship with the FDA and, with respect to jurisdictions outside the United States, the relevant Competent Authorities and Ethics Boards, including submission of written request to the FDA and such Competent Authorities and Ethics Boards transferring ownership/sponsorship of any investigational device exemptions and related submissions and of clinical trial agreements (such as all regulatory filings and all correspondence, including meeting minutes, emails and phone call records)
Up to 12 months post-Closing (except for support Services related to the transition of statistical plans and data, which shall be up to 6 months)
For any Services provided more than 6 months after the Closing Date (except for support Services related to the transition of statistical plans and data, which shall be 3 months post-Closing), Purchaser and Seller shall agree to any fees or consideration in accordance with an hourly rate of $50 in respect of Seller’s employees

3.
Accounting and Finance Services
The Accounting and Finance Services shall consist of Services for Purchaser and its Affiliates related to the following:
• The transfer of any applicable vendor contracts, accounts payable and other contracts
• The transfer of all historical expenses related to the DCB Products
	Up to 6 months post-Closing	None

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4.
Minnesota Facilities Services
The Minnesota Facilities Services shall consist of Services for Purchaser and its Affiliates related to the following:
• Access to Seller’s existing facilities in Plymouth, MN (the “Minnesota Facilities”), for Hired Employees and Purchaser’s existing employees, including access to manufacturing personnel and facilities, quality control personnel and facilities and clean room personnel and facilities related to (i) DCB Products and (ii) EverCross and NanoCross PTA Products (the “Relevant PTA Products”)
• Transfer of Hired Employees from the Minnesota Facilities to a new facility in Minnesota to be designated by Purchaser
	Up to 6 months post-Closing	None
5.
Quality Affairs Services
Quality Affairs Services shall consist of Services for Purchaser and its Affiliates related to the following:
• Access to document control systems, procedures and records, employee training records, complaint handling procedures and records and any other similar information related to the DCB Products. Data will be provided for Relevant PTA Products for the last 12 months.
• For purposes related to replication of Relevant PTA Products lines, access to and transfer of documents to the extent primarily related to Relevant PTA Products, including those related to any device master records, design history files, design verifications and validations, process validations, device history records, manufacturing instructions yields and quality control systems and any other documents related to quality testing
• Transfer of DCB and PTA quality system and related records and information (including records of personnel employed in functions related to the DCB Products and standard operating procedures, work instructions, forms, and templates related to the DCB Products and Relevant PTA Products)
• Delivery of compliance training records (including access to resources and materials related to DCB Products and Relevant PTA Products)
• Transfer of all applicable documents in native file format or other editable format and support in verifying the accuracy of the content transferred onto Purchasers system
• Provide historical CAPA reports existing in Service Provider's systems
• Provide historical internal and external audit reports from audits conducted on the DCB Products and Relevant PTA Products and on the quality systems for the DCB Products and Relevant PTA Products and from audits conducted in respect of the associated suppliers of materials and components for such products
Up to 12 months post-Closing
For any Services provided more than 6 months after the Closing Date, Purchaser and Seller shall agree to any fees or consideration in accordance with an hourly rate of $50 in respect of Seller’s employees

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6.
Regulatory Affairs Services
Regulatory Affairs Services shall consist of Services for Purchaser and its Affiliates related to the following:
• Provide the following documents to support transition to Purchaser’s systems:
• All current and historical US regulatory documents in paper and electronic form including any FDA comments or correspondence, including any FDA correspondence related to approval of advertising and promotional materials
• All current and historical registrations and regulatory filings outside the US in paper and electronic form if available including any comments or correspondence with the notified body or regulatory agency and (where feasible) the distributor
• Provide notifications to the FDA and EMA of the assignments of premarket approvals and authorizations to affix CE Marks
• Provide timely access and resources to conduct ad-hoc teleconference meetings with any member of the Service Provider’s regulatory team to address any unanticipated questions
• Provide other electronic documents including all regulatory filings, design dossiers, device master records associated with Product registration submissions in the US, EU and other applicable countries
	Up to 6 months post-closing	None
7.
Sales and Marketing
Sales and Marketing Services shall consist of Services for Purchaser and its Affiliates related to the following:
• Access to global training and marketing resources relating to the DCB Products (including clinical affairs resources and clinical science relating to the DCB Products)
• Access to list of target accounts in EU for initial product launch and all market intelligence data related to the DCB Products
• Subject to the consent of the relevant trade show vendor and presenter, transfer of podium time and access to presenters related to the DCB Products in connection with trade shows and access to or transfer of any current or planned published content relating to the DCB Products
	Up to 6 months post-Closing	None

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8.
Research and Development Services
Research and Development Services shall consist of Services for Purchaser and its Affiliates related to the following:
• Transfer of all existing projects primarily related to the DCB Products (including any shelf life extension projects) and provide support related to the completion of such projects
• Access to research and development equipment used for any on-going projects primarily relating to the DCB Products
• Delivery of training and support Services relating to DCB Product packaging
• Purchaser may use Seller’s environmental chambers for DCB Product currently undergoing accelerated aging. For purposes of clarification, Purchaser will be responsible for maintenance, execution and results of DCB Product aging
• Transfer the design choices selected and any documentation created to support long term potential packaging changes. For purposes of clarification, Purchaser will be responsible for maintenance, execution and results of any long term packaging changes.
• Seller will complete any active pre-clinical work and assist in the transfer of any planned pre-clinical work
	Up to 6 Months post-Closing	None

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9.
Manufacturing Services
Manufacturing Services shall consist of Services for Purchaser and its Affiliates related to the following.  For purposes of clarification, Purchaser will be responsible for replication and validation of manufacturing line of Relevant PTA Products. Seller will provide subject matter experts and assist in replication and validation of any manufacturing line of Relevant PTA Products.
• Access to current products and process development areas related to DCB Products
• Delivery of equipment maintenance, engineering and calibration support
• Delivery of purchasing / supplier quality assurance support in connection with raw material vendors relating to DCB Products and Relevant PTA Products
• Training with respect to production of Relevant PTA Products and engineering and quality control related to PTA testing methods (including hands-on or in-person training on the production equipment at the Minnesota Facilities)
• Validation of new PTA Balloon line at the Fremont, CA facility
• Transfer and validation of extrusions to outside OEM manufacturer
• Access and support relating to supplier contracts relating to the Relevant PTA Products (including permission to speak to suppliers relating to the Relevant PTA Products)
• All production documentation related to Relevant PTA Products, including manufacturing equipment drawings, specifications, calibration methods and preventive maintenance
• Transfer and establishment of manufacturing and production of Relevant PTA Products at the Seller’s Fremont, California facility
• Engineering and technical support for Transfer and validation of PTA balloon line to Seller’s Fremont, California facility

Seller shall not be required to provide more than 120 man-hours per week of Manufacturing Services
Up to 24 Months
For any Services provided more than 12 months after the Closing Date, Purchaser and Seller shall agree to any fees or consideration in accordance with an hourly rate of $60 in respect of Seller’s employees

10.
Regulation S-X Financial Statements Services

Regulation S-X Financial Statements Services shall consist of Services for Purchaser related to the following:
• Access to historical financial information of the DCB Business as may be reasonably necessary for Purchaser to prepare financial statements with respect to the DCB Business as of and for the fiscal years ended December 31, 2011, December 31, 2012 and December 31, 2013 (and any required interim statements) meeting the requirements applicable to a registrant pursuant to Regulation S-X promulgated under the Securities Act.

During the 21-month period commencing on the Closing Date, Purchaser may provide written notice to Seller requesting that Seller provide the Regulation S-X Financial Statements Services.
	Up to 90 days after Seller’s receipt of notice from Purchaser.	Reasonable and documented out-of-pocket costs that have been incurred by Seller or its representatives in connection with the provision of the Regulation S-X Financial Statements Services.

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SCHEDULE 2.2
SERVICE COORDINATORS
[To come.]

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SCHEDULE 2.5
AUTHORIZED THIRD PARTIES
[To come.]

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